Exhibit 99.1

MOTORSPORT GAMES WELCOMES PETER MOORE TO BOARD OF DIRECTORS

Leading Racing Video Game Company Adds SVP/GM of Sports and Live Entertainment at Unity Technologies, Former President at EA Sports & Liverpool F.C. CEO as Board Member

Miami, FL - August 25, 2021 - Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or the “Company”), a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world, today announces the addition of 30-year gaming, entertainment and consumer industry leader Peter Moore to its Board of Directors. Formerly the Chief Executive Officer of Liverpool Football Club (“LFC”) — where he was named Premier League CEO of the Year — Moore currently serves as the Senior Vice President and General Manager of Sports and Live Entertainment at Unity Technologies. Moore’s director seat with Motorsport Games will give him the opportunity to leverage his career experiences in sports and gaming with his personal passions in motorsports and cars.

Serving in his current role with Unity Technologies, the world’s leading game engine developer, Moore is tasked with growth across its sports and entertainment divisions. Previously with LFC, he was responsible for all of its business, commercial and operational areas – reporting directly to LFC’s ownership, Fenway Sports Group. In his three seasons with Liverpool, the lifetime LFC supporter was not only named Premier League CEO of the Year, but also helped lead his hometown team to its first Premier League Championship in 30 years during LFC’s 2019-20 season. Moore previously led EA’s Competitive Gaming Division — bringing to life new global competitions for EA franchises such as FIFA, Madden NFL and Battlefield — while also holding the titles of President at EA Sports and COO at EA, a position previously held by John Schappert, who is currently part of the Motorsport Games Advisory Board to the Company’s CEO. Additionally, prior to that, he held leadership positions as the Corporate Vice President of the Interactive Entertainment Business of Microsoft, President and COO of SEGA of America and Senior Vice President of Marketing at Reebok International Ltd. Moore also currently serves as a board member at Nifty Games.

“Joining the Motorsport Games’ board of directors during this exciting time in the Company’s trajectory is an extremely thrilling endeavor,” said Peter Moore, SVP/GM of Sports and Live Entertainment at Unity Technologies. “From the outside looking in, I have watched as the Company has expanded its footprint in the esports and racing world. I am looking forward to bringing my experience to the table to help the business in new and innovative ways. Racing fans will want to keep an eye out as Motorsport Games continues to disrupt the industry.”

This news comes during a year of significant footprint growth for Motorsport Games across the racing game industry. Earlier this year, the Company announced the acquisition of Studio 397 and KartKraft to further enhance its graphic capabilities and esports development. The acquisition of Studio 397 and integration of its rFactor 2 technology has generated excitement around this year’s NASCAR 21: Ignition title, which will be available on October 28, 2021 (with pre-orders that started on August 12, 2021, for Sony PlayStation 4, Microsoft Xbox One and PC through the Steam store). Additionally, earlier this year, Motorsport Games announced partnerships with INDYCAR and with the Automobile Club de l’Ouest (“ACO”), the creators and organizers of the 24 Hours of Le Mans and organizer and promoter of the FIA World Endurance Championship (“FIA WEC”), to bring all new game titles to the marketplace in 2023.

“Motorsport Games is thrilled to welcome Peter to our distinguished board of directors. We look forward to taking advantage of his wealth of knowledge and experience as the Company grows within the racing and gaming industry,” said Dmitry Kozko, CEO of Motorsport Games. “This announcement continues to build on the momentum of the major acquisitions we have made this year and including future NASCAR and INDYCAR titles that we can’t wait for our fans to get their hands on.”

Moore will take the seat of Rob Dyrdek, who is stepping down from the Company’s board of directors. Dyrdek will remain involved in the Company as a member of the Advisory Board to the CEO, where he will continue to leverage his expertise on media rights.

The Motorsport Games’ board of directors is made up of leaders in the world of racing, gaming and business. Already full of diverse backgrounds in legal, finance, media, and motorsport experience, the board will now have the decades long esports and gaming experience of Moore to lean on. In addition to Dmitry Kozko, CEO and Executive Chairman of Motorsport Games, the board features Neil Anderson, former attorney at Sullivan & Cromwell LLP, Francesco Piovanetti, CEO and Director of Arco Capital Corporation, Ltd. and Arco Global Management LLC and James William Allen, President of Motorsport Network. Moore will serve as an independent board member, and the board will continue to have a majority of independent directors.

To keep up with the latest Motorsport Games news visit www.motorsportgames.com and follow on Twitter, Instagram, Facebook and LinkedIn.

About Motorsport Games:

Motorsport Games, a Motorsport Network company, combines innovative and engaging video games with exciting esports competitions and content for racing fans and gamers around the globe. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including NASCAR, INDYCAR, 24 Hours of Le Mans and the British Touring Car Championship (“BTCC”). Motorsport Games is an award-winning esports partner of choice for 24 Hours of Le Mans, Formula E, BTCC, the FIA World Rallycross Championship and the eNASCAR Heat Pro League, among others.

Forward-Looking Statements: Certain statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this press release, the related conference call and webcast that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the any future acquisitions or partnerships and the timing of such acquisitions or partnerships, expected future impact of new or planned products, features or offerings and the timing of launching such products, including, without limitation, Motorsport Games’ expectation that the NASCAR 21: Ignition game will launch on October 28, 2021, whether the announced partnerships with INDYCAR and ACO, the creators and organizers of the 24 Hours of Le Mans and organizer and promoter of the FIA WEC, will bring new game titles to the marketplace, whether the acquisition of Studio 397 and KartKraft and the integration of rFactor 2 technology will further enhance Motorsport Games’ graphic capabilities and esports development, whether Motorsport Games will disrupt the racing games industry, and whether the appointment of Mr. Moore to the board of directors of Motorsport Games will help Motorsport Games to grow within the racing and gaming industry. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to difficulties, delays in or unanticipated events that may impact the timing and scope of new product launches, such as due to delays and higher than anticipated expenses related to the ongoing and prolonged COVID-19 or its variants pandemic. Factors other than those referred to above could also cause Motorsport Games’ results to differ materially from expected results. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in Motorsport Games’ filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q filed with the SEC during 2021, as well as in its subsequent filings with the SEC. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games’ plans and expectations as of any subsequent date. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Motorsport Games’ website or other websites referenced or linked to this press release shall not be incorporated by reference into this press release.

Website and Social Media Disclosure:

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames & @traxiongg
traxion.gg	Instagram: msportgames & traxiongg
motorsport.com	Facebook: Motorsport Games & traxiongg
LinkedIn: Motorsport Games
Twitch: traxiongg
Reddit: traxiongg

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Investors:

Ashley DeSimone

Ashley.Desimone@icrinc.com

Press:

ASTRSK PR

motorsportgames@astrskpr.com